Exhibit 10-x

FIRST AMENDMENT TO

DIRECTORS’ FEE PLAN OF

TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI

As Restated Effective as of December 31, 2007

Pursuant to the authority granted under Section 9.1 of the Directors’ Fee Plan of Trustmark National Bank, Jackson, Mississippi (As Restated Effective as of December 31, 2007) (the “Plan”) and action by the Human Resources Committee of the Board of Directors of Trustmark Corporation, the Plan is hereby amended as set forth below.

1.Article XIII of the Plan is amended in its entirety, effective April 1, 2018, to read as follows:

ARTICLE XIII

NAMED FIDUCIARY AND CLAIMS PROCEDURE

13.1

Named Fiduciary.  The Named Fiduciary of the Plan for purposes of the claims procedure under this Plan is the Chief Financial Officer; provided, however, that if the claim relates to a Plan benefit of the Chief Financial Officer, the Named Fiduciary shall be the person or committee designated by the Bank.

13.2

Right to Change Named Fiduciary.  The Bank shall have the right to change the Named Fiduciary created under this Plan.  The Bank shall also have the right to change the address and telephone number of the Named Fiduciary.  The Bank shall give the Participant written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

13.3

Procedures for Claims.  A Participant or Beneficiary of a deceased Participant (the “Claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Named Fiduciary on a form provided or approved by the Named Fiduciary for such purpose.  The Named Fiduciary (or a claims fiduciary appointed by the Named Fiduciary) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:

(a)The Named Fiduciary (or a claims fiduciary appointed by the Named Fiduciary) may schedule and hold a hearing.

(b)If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Named Fiduciary, notice of any approval or denial thereof, in whole or in part, shall be delivered to the Claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the Claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the Claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the Claimant or his duly authorized representative within ninety (90) days after receipt of the Claimant’s claim.

(c)If the claim is a Disability Benefit Claim, within forty‑five (45) days following receipt of such claim by the Named Fiduciary, notice of any approval or denial thereof, in whole or in part, shall be delivered to the Claimant or his duly authorized representative or such notice of denial shall be sent by mail to the Claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid forty‑five (45) day response period may be extended to seventy‑five (75) days after receipt of the Claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy‑five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the Claimant or his duly authorized representative within forty‑five (45) days after receipt of the Claimant’s claim.  Thereafter, the aforesaid seventy‑five (75) day response period may be extended to one hundred five (105) days after receipt of the Claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the Claimant or his duly authorized representative within seventy‑five (75) days after receipt of the Claimant’s claim.  In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded at least forty‑five (45) days within which to provide any specified information which is to be provided by the Claimant.

13.4	Notice of Denial of Claim. Any notice of denial shall be written in a manner calculated to be understood by the Claimant and shall:
(a)	Set forth a specific reason or reasons for the denial,
(b)	Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,
(c)	Describe any additional material or information necessary for the Claimant to perfect the claim and explain why such material or information is necessary,
(d)

Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in Section 13.3(c)), and provide a statement of the Claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,

(e)	In the case of a Disability Benefit Claim filed before April 1, 2018:
(i)

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant or his duly authorized representative upon request in writing, and

(ii)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

(f)	In the case of a Disability Benefit Claim filed on or after April 1, 2018:
(i)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, or a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration,

(ii)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request,
(iii)

Explain the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist,

(iv)

Provide a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and

(v)	The adverse benefit determination shall be provided in a culturally and linguistically appropriate manner as described in 29 C.F.R. § 2560.503-1(o)(1) and Section 13.8(b)(iii).
13.5

Procedures for Review of Claim Denial. A Participant or Beneficiary whose claim filed pursuant to Section 13.3 has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Named Fiduciary for a review of such claim, which application shall be filed with the Named Fiduciary.  For purposes of such review, the following procedure shall apply:

(a)The Named Fiduciary (or a claims fiduciary appointed by the Named Fiduciary) may schedule and hold a hearing.

(b)The Claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(c)The Claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Named Fiduciary written comments, documents, records, and other information relating to such claim.

(d)The Named Fiduciary (or a claims fiduciary appointed by the Named Fiduciary) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(i)

Taking into account all comments, documents, records, and other information submitted by the Claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(ii)	In the case of a Disability Benefit Claim:
(A)

Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(B)

In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(C)

Providing to the Claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(D)

Ensuring that the health care professional engaged for purposes of a consultation under Section 13.5(d)(ii)(B) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

(iii)In the case of a Disability Benefit Claim filed on or after April 1, 2018:

(A)

Before issuing an adverse benefit determination on review, the Named Fiduciary shall provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan or other person making the benefit determination (or at the direction of the Plan, insurer, or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided under Section 13.6 to give the Claimant a reasonable opportunity to respond prior to that date, and

(B)

Before the Plan can issue an adverse benefit determination on review based on a new or additional rationale, the Named Fiduciary shall provide the Claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Claimant a reasonable opportunity to respond prior to that date.

13.6	Timing for Review of Claim Denial. The following time periods shall apply for the decision on review of a Claim:

(a)If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Named Fiduciary of the Claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the Claimant or his duly authorized representative within sixty (60) days after the receipt of the Claimant’s request for a review.

(b)If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty‑five (45) days after receipt by the Named Fiduciary of the Claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the Claimant or his duly authorized representative within forty‑five (45) days after the receipt of the Claimant’s request for a review.

13.7	Notice of Decision on Review. The following provisions shall apply to the notice of a decision on review:

(a)The decision on review shall be in writing, shall be delivered or mailed by the Named Fiduciary to the Claimant or his duly authorized representative in the manner prescribed hereunder for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the Claimant and shall in the case of an adverse determination:

(i)	Include the specific reason or reasons for the adverse determination,
(ii)	Make reference to the specific provisions of the Plan on which the adverse determination is based,
(iii)

Include a statement that the Claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits,

(iv)

Include a statement of the Claimant’s right to pursue any voluntary appeal procedures available under the Plan and bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,

(v)In the case of a Disability Benefit Claim filed before April 1, 2018:

(A)

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant or his duly authorized representative upon request in writing,

(B)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(vi)	In the case of a Disability Claim filed on or after April 1, 2018:
(A)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant, the views of medical or vocational professionals whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relief upon in making the determination, or a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration,

(B)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing,

(C)

Provide the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination, or a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist,

(D)	The adverse benefit determination on review shall be provided in a culturally and linguistically appropriate manner as described in 29 C.F.R. § 2560.503-1(o)(1) and Section 13.8(b)(iii), and
(E)

Include a statement of the Claimant’s right to pursuant any voluntary appeal procedures available under the Plan and bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review, and any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.

The Named Fiduciary’s decision made in good faith shall be final.

(b)The period of time within which a benefit determination initially or on review is required to be made shall begin at the time claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a Claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant or his duly authorized representative until the date on which the Claimant or his duly authorized representative responds to the request for additional information.

13.8Additional Procedures for Claims.

(a)In the case of a Disability Benefit Claim filed on or after April 1, 2018:

(i)If the Plan fails to strictly adhere to all the requirements of the procedures set out under this Article XIII with respect to the claim, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, except as provided in Section 13.8(a)(ii).  Accordingly, the Claimant is entitled to pursue any available remedies under Section 502(a) of the Act on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.  If the Claimant chooses to pursue remedies under Section 502(a) of the Act under such circumstances, the claim or appeal is deemed denied on review without the exercise of discretion by an appropriate fiduciary.

(ii)Notwithstanding Section 13.8(a)(i), the administrative remedies available under the Plan with respect to a Disability Benefit Claim will not be deemed exhausted based on de minimis violations that do not cause, and are not likely to cause, prejudice or harm to the Claimant so long as the Plan demonstrates that the violation was for good cause or due to matters beyond the control of the Plan and that violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the Claimant.  This exception is not available if the violation is part of a pattern or practice of violations by the Plan.  The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within 10 days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies available under the Plan to be deemed exhausted.  If a court rejects the Claimant’s request for immediate review under Section 13.8(a)(i) on the basis that the Plan met the standards for the exception under this Section 13.8(a)(ii), the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court.  Within a reasonable time after the receipt of the decision, the Plan shall provide the Claimant with notice of resubmission.

(b)For purposes of the Plan’s claims procedure:

(i)A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim.  A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

(ii)A document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(iii)The following rules set forth the standards regarding culturally and linguistically appropriate notices:

(A)	The Plan is considered to provide a notice in a “culturally and linguistically appropriate manner” in accordance with 29 C.F.R. § 2560.503-1(o)(1) if:
(I)

The Plan provides oral language services (such as a telephone customer assistance hotline) that include answering questions in any applicable non-English language and providing assistance with filing claims and appeals in any applicable non-English language;

(II)	The Plan provides, upon request, a notice in any applicable non-English language; and
(III)

The Plan includes in the English versions of all notices, a statement prominently displayed in any applicable non-English language clearly indicating how to access the language services provided by the Plan.

(B)

With respect to an address in any United States county to which a notice is sent, a non-English language is an applicable non-English language if ten percent or more of the population residing in the county is literate only in the same non-English language, as determined in guidance published by the Secretary.

(c)The Named Fiduciary may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a Claimant.

(d)In the case of a Disability Benefit Claim, the Plan shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.  Accordingly, decisions regarding hiring, compensation, termination, promotion, or other similar matters with respect to any individual (such as a claims adjudicator or medical or vocational expert) shall not be based upon the likelihood that the individual will support the denial of benefits.

(e)Except as discussed in Section 13.8(a), a Claimant’s compliance with the foregoing provisions of this Article XIII is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment to the Plan is hereby adopted on this ___ day of ____________, 2018.

TRUSTMARK CORPORATION

By:___________________________

Its:___________________________